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                                                                     Exhibit 23

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
PARTNERS Health Plan of Pennsylvania, Inc. and Subsidiaries:

We consent to the incorporation by reference in the following registration statements of Coventry Corporation, of our report dated February 29, 1996, with respect to the consolidated balance sheets of PARTNERS Health Plan of Pennsylvania, Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholder's equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K of Coventry Corporation dated June 5, 1996.

Our report refers to a change in 1993 in the Company's method of accounting for certain investments in debt and equity securities.

Number                         Document
- ------                         --------
33-56642                       Registration Statement on Form S-1
33-72348                       Registration Statement on Form S-3
33-71806                       Registration Statement on Form S-8
33-57014                       Registration Statement on Form S-8
33-81356                       Registration Statement on Form S-8
33-81358                       Registration Statement on Form S-8
33-82562                       Registration Statement on Form S-8
33-87114                       Registration Statement on Form S-8
33-90268                       Registration Statement on Form S-4
33-95084                       Registration Statement on Form S-3
33-97246                       Registration Statement on Form S-8



Hartford, Connecticut
June 5, 1996